UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2025

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, Todd Becker informed the Board of Directors (the “Board”) of Core Scientific, Inc. (the “Company”) of his resignation as a member of the Board and the applicable committees thereof, effective immediately. Mr. Becker’s resignation was not due to any disagreement with the Board, the Company or management on any matter relating to the Company's operations, policies or practices.

On May 14, 2025, the Board appointed Elizabeth Crain as a member of the Board and the Chair of the Audit Committee of the Board, effective immediately. Ms. Crain, age 60, has been a Partner at Consello Group (“Consello”), a business advisory and investment firm, since November 2024. Prior to joining Consello, Ms. Crain was a Founding Partner and the Chief Operating Officer of Moelis & Company (“Moelis”), an investment banking firm, from its inception in 2007 through 2023. She led Moelis’ global strategy, operations and risk functions through all stages of the firm’s growth. Prior to Moelis, Elizabeth was a Managing Director at UBS Investment Bank from 2001 to 2007, where she served as the Chief Operating Officer of the UBS Investment Banking Department Americas and was a member of the Investment Bank Board. From 1997 to 2001, Ms. Crain was in the private equity industry, after beginning her career in 1988 at Merrill Lynch. Ms. Crain is a member of the Board of Nokia Corporation (NYSE: NOK) and Chair of the Strategy Committee and member of the Personnel Committee. Elizabeth holds an MBA from The Wharton School, University of Pennsylvania and a B.S. in Economics from Arizona State University. The Board after review of all relevant facts and circumstances has determined that Ms. Crain is “independent” pursuant to the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the applicable listing standards of the Nasdaq Stock Market, LLC.

The selection of Ms. Crain to serve as a member of the Board was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Crain and any director or executive officer of the Company, and Ms. Crain has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of each of the press releases announcing the changes to the membership of the Board is attached hereto as Exhibit 99.1 and Exhibit 99.2 and is incorporated into Item 7.01 of this Current Report on Form 8-K by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated May 13, 2025 announcing departure of Todd Becker

99.2	Press Release dated May 16, 2025 appointing Elizabeth Crain to the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: May 16, 2025

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer